Exhibit 10.1
                                  ------------



AMENDMENT NO. 2 TO THE
----------------------

COPYTELE, INC. 2003 SHARE INCENTIVE PLAN
----------------------------------------


     By resolution of the Board of Directors of CopyTele, Inc. on October 31, 2005, the Board of Directors approved amending the CopyTele, Inc 2003 Share Incentive Plan (the "Plan") by replacing Section 5 of the Plan in its entirety with the following new paragraph:


5. Common Stock Available Under the Plan. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 30,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 18 hereof. Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to Performance Awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan.